Exhibit 99(a)

Windstream Reports Fourth-Quarter, Full-Year 2015 results
Improved financial performance
Achieved full-year 2015 guidance
Reduced debt by $3.5 billion through strategic transactions
Completed $75 million share repurchase program

Release date: Feb. 25, 2016

LITTLE ROCK, Ark. - Windstream (NASDAQ: WIN), a leading provider of advanced network communications and technology solutions, today reported fourth-quarter and full-year 2015 results.

“Our year-end results reflect the strength and potential of our business and were in-line with our 2015 guidance. During the year, we made significant progress on our strategic objectives. We remain focused on stabilizing and improving Windstream’s financial performance and advancing our network capabilities - all of which position the company for long-term success and shareholder value creation,” said Tony Thomas, president and chief executive officer at Windstream.

“Looking ahead to 2016, we expect to continue building on the solid foundation established in 2015, and we are focused on pursuing multiple paths to create value for shareholders. We are executing a focused strategy to stabilize and grow operating cash flow. We also will continue to prudently manage our balance sheet and take a balanced approach to capital allocation that includes reducing debt, making capital investments that create incremental cash flows and returning capital to shareholders,” Thomas said.

Change in Segment Reporting

Windstream this quarter updated its supplemental schedule, which is available on the Investor Relations section of the company’s website at www.windstream.com/investors, and introduced segment reporting for its four business units:

•
Consumer and Small Business ILEC - Residential and small business customer relationships in service areas where Windstream is the incumbent local exchange carrier and provides services over its network facilities;

•
Carrier - Network bandwidth customer relationships with other telecommunications companies, content providers, cable companies and other network providers utilizing Windstream’s robust fiber transport network;

•	Enterprise - Business customer relationships that typically generate more than $1,500 in revenue per month; and

•
Small Business CLEC - Small business customer relationships in service areas where Windstream is a competitive local exchange carrier and provides services over network facilities leased from other carriers.

The changes to segment reporting for the four business units enhance the level of disclosure and include contribution margin by segment. Additionally, certain customers were shifted between segments to best reflect the customer type, resulting in some reclassifications among business units.

Pro Forma Financial Results

Total revenues and sales were $1.40 billion in the fourth quarter, essentially flat from the same period a year ago, and $5.63 billion for the year, a decline of less than 1 percent year-over-year.

Total service revenues were $1.36 billion in the fourth quarter, essentially flat from the same period a year ago, and $5.47 billion for the year, essentially flat year-over-year.

Consumer and small business ILEC service revenues were $397 million in the fourth quarter, a decrease of 2 percent from the same period a year ago, and $1.60 billion for the year, a decline of 1.5 percent year-over-year.

Carrier service revenues were $171 million in the fourth quarter, an increase of $2 million from the third quarter, and $688 million for the year, a decrease of 6 percent year-over-year.

Enterprise service revenues were $498 million in the fourth quarter, an increase of approximately $2 million from the third quarter, and $1.95 billion for the year, an increase of 4 percent year-over-year.

Small business CLEC service revenues were $132 million in the fourth quarter, a decrease of 14 percent from the same period a year ago, and $559 million for the year, a 15 percent decrease year-over-year.

Adjusted OIBDAR, which excludes the lease payment to Communications Sales & Leasing, Inc. (CS&L), was $503 million for the fourth quarter and $2 billion for the year, representing margins of 36 percent, respectively.

The company generated $179 million in adjusted free cash flow for 2015.

Share Repurchase Program and Quarterly Dividend

Windstream announced it completed this month the $75 million share repurchase plan approved by its board of directors in August 2015. In addition, on Feb. 10, 2016, the board of directors declared a quarterly dividend of 15-cents per share payable April 15, 2016, to stockholders of record as of March 31, 2016.

Balance Sheet

Windstream reduced total debt by $3.5 billion in 2015 following the sale of its data center business in December 2015 and the spinoff of CS&L in April 2015. Following the spinoff of CS&L, Windstream retained an approximate 20 percent equity stake in CS&L, currently valued at approximately $504 million as of Feb. 24, 2016, which the company plans to monetize in the future and use the proceeds to further reduce debt. As of Dec. 31, 2015, Windstream had $31 million in cash and $5.2 billion in total outstanding debt.

GAAP Financial Results

In the fourth quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenues and sales of $1.43 billion and net income of $141 million, or $1.41 cents per share. That compares to total revenues and sales of $1.44 billion and a net loss of $78 million, or a loss of 80 cents per share, during the same period in 2014.

For all of 2015 under GAAP, Windstream reported total revenues and sales of $5.77 billion and net income of $27 million, or 24 cents per share. That compares to total revenues of $5.83 billion and a net loss of $40 million, or a loss of 45 cents per share, for 2014.

Financial Outlook for 2016

Windstream expects total service revenue of $5.275 billion to $5.425 billion and adjusted OIBDAR of $1.90 billion to $1.95 billion.

Adjusted capital expenditures are expected to be between $800 million and $850 million, which excludes approximately $200 million in expected investments to complete Project Excel, a program funded by a portion of the proceeds from the sale of the company’s data center business to accelerate Windstream’s plans to upgrade and modernize its broadband capabilities to the latest technology by year-end 2016, or two years ahead of the company’s previous timeline.

The company expects cash interest expense of approximately $385 million and cash taxes of less than $20 million, resulting in adjusted free cash flow of approximately $100 million in 2016.

Conference Call

Windstream will hold a conference call at 7:30 a.m. CST on Thursday, Feb. 25 to review the company’s fourth-quarter and full-year 2015 results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 21472488

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CST on Feb. 25 and ending at midnight on March 3. The replay can be accessed by dialing 1-855-859-2056, conference ID 21472488.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call is posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CST Thursday.

About Windstream

Windstream (NASDAQ: WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, small businesses, enterprise organizations and carrier partners across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. The company also provides data, cloud solutions, unified communications and managed services to business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber-optic network spanning approximately 125,000 miles. Additional information is available at windstream.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @WindstreamNews.

Pro forma results adjust results of operations under GAAP to exclude the impacts of the disposed data center, consumer CLEC and directory publishing operations and all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors. OIBDA is operating income before depreciation and amortization and merger and integration costs. Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and stock-based compensation. Adjusted OIBDAR is adjusted OIBDA before the CS&L lease payment. Adjusted free cash flow is adjusted OIBDA, excluding merger and integration expense, minus cash interest, cash taxes and adjusted capital expenditures, plus dividends received from CS&L.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, 2016 guidance for service revenue, adjusted OIBDAR and adjusted capital expenditures, along with statements regarding free cash flow, cash interest expense and cash taxes in 2016; expectations regarding the “network first” strategy to improve financial performance and increase market share; expectations regarding revenue trends and growth in some business segments; growth in adjusted OIBDAR, cost management and improving margins in business segments; the anticipated benefits of Project Excel designed to accelerate VDSL2 broadband deployments and improve network capabilities, including the increasing availability of higher Internet speeds; the completion and benefits of network investments pursuant to Connect America Fund Phase 1 and Phase 2; expectations regarding deployments of Windstream’s IPTV service, 1 Gig service and expanding the carrier network; the amount that Windstream may reduce debt by selling its equity stake in Communications Sales & Leasing, Inc., and its ability to opportunistically improve its debt profile and reduce interest costs. These statements, along with other forward-looking statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. For risk factors that could cause actual results and events to differ materially from those expressed, refer to Windstream’s filings with the Securities and Exchange Commission.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•
the company’s election to accept state-wide offers under the Federal Communications Commission’s (‘FCC’) Connect America Fund, Phase 2, and the impact of such elections on future receipt by the company of federal universal service funds and capital expenditures;

•	the impact of new, emerging or competing technologies;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream’s services depend;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	changes to Windstream’s current dividend practice, which is subject to the company’s capital allocation policy and may be changed at any time at the discretion of its board of directors;

•
the company’s ability to make rent payments under the Master Lease to CS&L, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

•
unanticipated increases or other changes in the company’s future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer households served and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•
those additional factors under "Risk Factors" in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2015, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2015	2014	Amount	%	2015	2014	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,388.4	$1,400.6	$(12.2)	(1)	$5,598.6	$5,647.6	$(49.0)	(1)
Product sales	38.6	42.5	(3.9)	(9)	166.7	181.9	(15.2)	(8)
Total revenues and sales	1,427.0	1,443.1	(16.1)	(1)	5,765.3	5,829.5	(64.2)	(1)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	692.9	764.7	(71.8)	(9)	2,762.0	2,773.3	(11.3)	—
Cost of products sold	33.4	36.5	(3.1)	(8)	145.2	156.6	(11.4)	(7)
Selling, general and administrative	210.0	235.9	(25.9)	(11)	866.5	929.8	(63.3)	(7)
Depreciation and amortization	333.5	355.0	(21.5)	(6)	1,366.5	1,386.4	(19.9)	(1)
Merger and integration costs	20.5	14.4	6.1	42	95.0	40.4	54.6	*
Restructuring charges	5.0	16.1	(11.1)	(69)	20.7	35.9	(15.2)	(42)
Total costs and expenses	1,295.3	1,422.6	(127.3)	(9)	5,255.9	5,322.4	(66.5)	(1)
Operating income	131.7	20.5	111.2	*	509.4	507.1	2.3	—
Other income, net	19.0	—	19.0	—	57.5	0.1	57.4	*
Gain on sale of data center business	326.1	—	326.1	—	326.1	—	326.1	—
Loss on early extinguishment of debt	(0.6)	—	(0.6)	—	(36.4)	—	(36.4)	—
Interest expense (A)	(224.4)	(144.0)	(80.4)	56	(813.2)	(571.8)	(241.4)	42
Income (loss) before income taxes	251.8	(123.5)	49.2	(40)	43.4	(64.6)	108.0	*
Income tax expense (benefit)	111.3	(46.0)	157.3	*	16.0	(25.1)	41.1	*
Net income (loss)	$140.5	$(77.5)	$218.0	*	$27.4	$(39.5)	$66.9	*

Weighted average common shares (B)	96.2	99.7	(3.5)	(4)	98.9	99.5	(0.6)	(1)
Common shares outstanding (B)	96.7	100.5	(3.8)	(4)

Basic and diluted earnings (loss) per share: (B)
Net income (loss)	$1.41	($.80)	$2.21	*	$.24	($.45)	$.69	*

PRO FORMA RESULTS OF OPERATIONS (C):
Revenues and sales	$1,398.6	$1,403.5	$(4.9)	—	$5,634.1	$5,675.0	$(40.9)	(1)
Adjusted OIBDAR (D)	$503.2	$516.3	$(13.1)	(3)	$2,004.3	$2,086.4	$(82.1)	(4)
Adjusted OIBDA (E)	$340.7	$353.8	$(13.1)	(4)	$1,354.3	$1,436.4	$(82.1)	(6)
Adjusted capital expenditures (F)	$226.6	$233.8	$(7.2)	(3)	$965.0	$786.5	$178.5	23

* Not meaningful
(A)	Includes additional interest expense associated with the master lease agreement with CS&L of $127.4 million and $351.6 million for the three and twelve months ended December 31, 2015, respectively.
(B)	Reflects the effects of the one-for-six reverse stock split, which was effective on April 26, 2015.
(C)
Pro forma results adjust operating results under GAAP to exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration costs related to strategic transactions. For further details of these adjustments, see the Notes to Reconciliation of Non-GAAP Financial Measures.

(D)
Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2014. For further details of these adjustments, see the Notes to Reconciliation of Non-GAAP Financial Measures.

(E)
Adjusted OIBDA is operating income before depreciation and amortization adjusted for the impact of restructuring charges, pension expense, share-based compensation and the annual cash rent payment due under the master lease agreement with CS&L. For further details of these adjustments, see the Notes to Reconciliation of Non-GAAP Financial Measures.

(F)
Adjusted capital expenditures exclude the impacts of capital expenditures funded by CS&L and expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS
(In millions)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2015	2014	Amount	%	2015	2014	Amount	%
Consumer and Small Business - ILEC
Revenues and sales	$397.8	$408.8	$(11.0)	(3)	$1,605.5	$1,644.4	$(38.9)	(2)
Costs and expenses	168.0	163.8	4.2	3	671.0	696.9	(25.9)	(4)
Segment income	229.8	245.0	(15.2)	(6)	934.5	947.5	(13.0)	(1)

Carrier
Revenues	170.7	180.3	(9.6)	(5)	687.9	729.7	(41.8)	(6)
Costs and expenses	46.4	44.4	2.0	5	185.6	172.5	13.1	8
Segment income	124.3	135.9	(11.6)	(9)	502.3	557.2	(54.9)	(10)

Enterprise
Revenues and sales	526.9	507.1	19.8	4	2,067.2	2,003.0	64.2	3
Costs and expenses	449.1	439.2	9.9	2	1,826.6	1,757.4	69.2	4
Segment income	77.8	67.9	9.9	15	240.6	245.6	(5.0)	(2)

Small Business - CLEC
Revenues	131.5	152.6	(21.1)	(14)	559.0	658.3	(99.3)	(15)
Costs and expenses	90.2	99.9	(9.7)	(10)	378.2	408.7	(30.5)	(7)
Segment income	41.3	52.7	(11.4)	(22)	180.8	249.6	(68.8)	(28)

Total segment revenues and sales	1,226.9	1,248.8	(21.9)	(2)	4,919.6	5,035.4	(115.8)	(2)
Total segment costs and expenses	753.7	747.3	6.4	1	3,061.4	3,035.5	25.9	1
Total segment income	473.2	501.5	(28.3)	(6)	1,858.2	1,999.9	(141.7)	(7)
Regulatory and other operating revenues and sales (A)	171.7	154.7	17.0	11	714.5	639.6	74.9	12
Revenues and sales related to disposed businesses (B)	28.4	39.6	(11.2)	(28)	131.2	154.5	(23.3)	(15)
Other unassigned operating expenses (C)	189.0	295.8	(106.8)	(36)	739.7	798.9	(59.2)	(7)
Operating expenses related to disposed businesses (B)	19.1	24.5	(5.4)	(22)	88.3	101.6	(13.3)	(13)
Depreciation and amortization	333.5	355.0	(21.5)	(6)	1,366.5	1,386.4	(19.9)	(1)
Operating income	$131.7	$20.5	$111.2	*	$509.4	$507.1	$2.3	—

(A)
Other operating revenues are not allocated to the business segments. These revenues include revenue from federal and state universal service funds, CAF Phase II support, and funds received from federal access recovery mechanisms, revenues from providing switched access services, and certain surcharges assessed to our customers, including billings for our required contributions to federal and state USF programs.

(B)	Represents revenues and operating expenses associated with the disposed data center and consumer CLEC businesses and directory publishing operations that are not assigned to the business segments.
(C)
These expenses are not allocated to the business segments. Unallocated expenses include merger and integration costs, restructuring charges, stock-based compensation, pension costs, and shared services, such as accounting and finance, legal, human resources, investor relations, etc. These expenses are centrally managed and are not monitored by management at a segment level.

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2015	2014	Amount	%	2015	2014	Amount	%
Consumer operating metrics
Households served	1,445.8	1,528.7	(82.9)	(5)
High-speed Internet	1,095.1	1,131.6	(36.5)	(3)
Digital television customers	359.3	385.3	(26.0)	(7)

Net household losses	25.2	22.4	2.8	13	82.9	92.5	(9.6)	(10)
Net high-speed Internet losses	14.5	10.4	4.1	39	36.5	39.3	(2.8)	(7)

Small Business - ILEC customers (A)	146.8	160.2	(13.4)	(8)

Enterprise business customers (B)	26.3	26.3	1.0	4

Small Business - CLEC customers (C)	91.2	107.5	(16.3)	(15)

(A)
Small business customer relationships that generate less than $1,500 in revenue per month and are located in service areas in which we are the incumbent local exchange carrier ("ILEC") and provide services over network facilities operated by us.

(B)	Enterprise customers represent customers that generate $1,500 or more in revenue per month.
(C)
Small business customer relationships that generate less than $1,500 in revenue per month and are located in service areas in which we are the competitive local exchange carrier ("CLEC") and provide services over network facilities primarily leased from other carriers.

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	December 31,	December 31,		December 31,	December 31,
	2015	2014		2015	2014
CURRENT ASSETS:			CURRENT LIABILITIES:

Cash and cash equivalents	$31.3	$27.8	Current maturities of long-term debt	$5.9	$717.5
Restricted cash	—	6.7	Current portion of long-term lease obligations	152.7	—
Accounts receivable, net	643.9	635.5	Accounts payable	430.1	403.3
Inventories	79.5	63.7	Advance payments and customer deposits	193.9	214.7
Prepaid expenses and other	120.6	164.6	Accrued dividends	15.1	152.4
			Accrued taxes	84.1	95.2
			Accrued interest	78.4	102.5
			Other current liabilities	306.9	357.4

Total current assets	875.3	898.3	Total current liabilities	1,267.1	2,043.0

Goodwill	4,213.6	4,352.8	Long-term debt	5,164.6	7,846.5
Other intangibles, net	1,504.7	1,764.0	Long-term lease obligations	5,000.4	81.0
Net property, plant and equipment	5,279.8	5,412.3	Deferred income taxes	287.4	1,773.2
Investment in CS&L common stock	549.2	—	Other liabilities	492.2	551.8
Other assets	95.5	92.9	Total liabilities	12,211.7	12,295.5

			SHAREHOLDERS' EQUITY:
			Common stock	—	—
			Additional paid-in capital	602.9	252.2
			Accumulated other comprehensive (loss) income	(284.4)	12.1
			Accumulated deficit	(12.1)	(39.5)
			Total shareholders' equity	306.4	224.8

			TOTAL LIABILITIES AND
TOTAL ASSETS	$12,518.1	$12,520.3	SHAREHOLDERS' EQUITY	$12,518.1	$12,520.3

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Cash Provided from Operations:
Net income (loss)	$140.5	$(77.5)	$27.4	$(39.5)
Adjustments to reconcile net income (loss) to net cash provided from operations:
Depreciation and amortization	333.5	355.0	1,366.5	1,386.4
Provision for doubtful accounts	10.0	16.1	47.1	54.9
Share-based compensation expense	12.4	3.5	55.3	41.8
Pension expense	9.6	122.1	1.2	128.3
Deferred income taxes	87.0	(24.2)	(16.3)	(13.4)
Unamortized net premium on retired debt	0.2	—	(14.8)	—
Amortization of unrealized losses on de-designated interest rate swaps	1.6	3.6	11.6	15.8
Gains from sales of data center and software businesses	(326.1)	—	(326.1)	—
Plan curtailments and other, net	6.8	1.5	(14.3)	6.8
Changes in operating assets and liabilities, net:
Accounts receivable	(10.6)	(34.2)	(69.5)	(55.0)
Prepaid income taxes	(4.3)	(7.6)	—	1.1
Prepaid expenses and other	10.5	(1.9)	1.4	(6.0)
Accounts payable	69.0	36.1	31.1	(13.1)
Accrued interest	(60.6)	(67.9)	(26.4)	(3.1)
Accrued taxes	19.9	(2.4)	17.9	(9.0)
Other current liabilities	(25.9)	9.2	(17.7)	8.4
Other liabilities	(7.8)	16.8	(11.6)	(21.5)
Other, net	4.6	6.5	(36.2)	(15.6)
Net cash provided from operations	270.3	354.7	1,026.6	1,467.3
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(310.9)	(233.8)	(1,055.3)	(786.5)
Broadband network expansion funded by stimulus grants	—	(1.7)	—	(13.3)
Changes in restricted cash	—	1.0	6.7	3.0
Grant funds received for broadband stimulus projects	—	7.4	23.5	33.2
Grant funds received from Connect America Fund - Phase I	—	—	—	26.0
Network expansion funded by Connect America Fund - Phase I	(6.5)	(10.8)	(73.9)	(12.8)
Acquisition of a business	—	(22.6)	—	(22.6)
Dispositions of data center and software businesses	574.2	—	574.2	—
Other, net	(6.1)	3.9	2.8	3.9
Net cash provided from (used in) investing activities	250.7	(256.6)	(522.0)	(769.1)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(15.1)	(150.6)	(369.2)	(602.2)
Payment received from CS&L in spin-off	—	—	1,035.0	—
Funding received from CS&L for tenant capital improvements	43.1	—	43.1	—
Repayments of debt and swaps	(1,252.3)	(346.4)	(3,350.9)	(1,395.4)
Proceeds of debt issuance	715.0	330.0	2,335.0	1,315.0
Debt issuance costs	—	—	(4.3)	—
Stock repurchases	(26.2)	—	(46.2)	—
Payments under long-term lease obligations	(43.3)	—	(102.6)	—
Payments under capital lease obligations	(6.8)	(7.0)	(31.5)	(26.8)
Other, net	(1.3)	—	(9.5)	(9.2)
Net cash used in financing activities	(586.9)	(174.0)	(501.1)	(718.6)
(Decrease) increase in cash and cash equivalents	(65.9)	(75.9)	3.5	(20.4)
Cash and Cash Equivalents:
Beginning of period	97.2	103.7	27.8	48.2
End of period	$31.3	$27.8	$31.3	$27.8

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (A)
(In millions)

		THREE MONTHS ENDED			TWELVE MONTHS ENDED
		December 31,	December 31,		December 31,	December 31,
		2015	2014		2015	2014
Reconciliation of Revenues and Sales under GAAP to Pro forma Revenues and Sales:
Revenues and sales under GAAP		$1,427.0	$1,443.1		$5,765.3	$5,829.5
Pro forma adjustments:
Data center revenues	(B)	(28.4)	(29.6)	(B)	(119.4)	(111.2)
Consumer CLEC revenues	(B)	—	(8.3)	(B)	(10.2)	(36.0)
Directory publishing revenues	(B)	—	(1.7)	(B)	(1.6)	(7.3)
Pro forma revenues and sales		$1,398.6	$1,403.5		$5,634.1	$5,675.0

Operating income under GAAP		$131.7	$20.5		$509.4	$507.1
Depreciation and amortization expense	(C)	333.5	355.0	(C)	1,366.5	1,386.4
Pro forma adjustments:
Data center business operating (income) loss	(B)	(7.3)	0.9	(B)	(2.6)	9.3
Data center business depreciation and amortization expense	(B)	(2.0)	(11.3)	(B)	(34.8)	(41.7)
Consumer CLEC business operating income	(B)	—	(2.8)	(B)	(3.3)	(12.3)
Consumer CLEC business amortization expense	(B)	—	(1.1)	(B)	(1.4)	(4.6)
Directory publishing operating income	(B)	—	(0.8)	(B)	(0.8)	(3.6)
Merger and integration costs	(C)	20.5	14.4	(C)	95.0	40.4
Pension expense	(C)	9.6	122.1	(C)	1.2	128.3
Restructuring charges	(C)	5.0	16.1	(C)	20.7	35.9
Share-based compensation	(C)	12.2	3.3	(C)	54.4	41.2
Pro forma adjusted OIBDAR		503.2	516.3		2,004.3	2,086.4

Master lease rent payment	(D)	(162.5)	(162.5)	(D)	(650.0)	(650.0)
Pro forma adjusted OIBDA		$340.7	$353.8		$1,354.3	$1,436.4

Capital expenditures under GAAP		$310.9	$233.8		$1,055.3	$786.5
Project excel capital expenditures	(E)	(41.2)	—	(E)	(47.2)	—
Capital expenditures funded by CS&L	(E)	(43.1)	—	(E)	(43.1)	—
Adjusted capital expenditures		$226.6	$233.8		$965.0	$786.5

(A)
Pro forma results adjust operating results under GAAP to exclude the impacts of the disposed consumer CLEC business and directory publishing operations and all merger and integration costs related to strategic transactions. For further details of these adjustments, see the Notes to Reconciliation of Non-GAAP Financial Measures.

(B)	Represents applicable amount related to the disposed business as reported under GAAP.
(C)	Represents applicable expense as reported under GAAP.
(D)	Represents the impact of the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2014.
(E)
Represents capital expenditures funded by CS&L and expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.

WINDSTREAM HOLDINGS, INC.
NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Windstream Holdings, Inc ("Windstream", "we", "us", "our") has disclosed in our Form 8-K furnished on February 25, 2016, that we have presented in this press release unaudited pro forma results, which excludes the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration costs resulting from strategic transactions. In addition to pro forma adjustments, we have presented certain measures of our operating performance that adjusts for the impact of the annual cash rent payment due under the master lease agreement with Communications Sales & Leasing ("CS&L"), and excludes the impact of restructuring charges, pension expense and share-based compensation.

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting pro forma measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the true earnings capacity of our current operations. We use pro forma results, including pro forma adjusted OIBDA and pro forma adjusted OIBDAR, as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We amended our certificate of incorporation to decrease the number of authorized shares of common stock from 1.0 billion to 166.7 million and enacted a one-for-six reverse stock split with respect to all of our outstanding shares of common stock, which became effective on April 26, 2015. All share data of Windstream Holdings presented within has been retrospectively adjusted to reflect the effects of the decrease in our authorized shares and the reverse stock split, as appropriate.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about our expectation to return a portion of our cash flow to shareholders through our dividend, expectations regarding our “network first” strategy to improve financial performance and increase market share, expectations regarding revenue trends and growth, cost management, and improving margins in our business segments, growth in adjusted OBIDA, the amount that Windstream may reduce its debt by selling its equity stake in CS&L and its ability to improve its debt profile and reduce interest, expected levels of support from universal service funds or other government programs, expected rates of loss of consumer households served or inter-carrier compensation, expected increases in high-speed Internet and business data connections, including increasing availability of higher Internet speeds, expectations regarding expanding IPTV and 1 Gbps services to more locations and expanding our carrier network, our expected ability to fund operations, expected required contributions to our pension plan, the completion and benefits from network investments related to the Connect America Fund to fund the deployment of broadband services and forecasted capital expenditure amounts related to these investments, anticipated benefits of Project Excel, anticipated capital expenditures and certain debt maturities from cash flows from operations, and expected effective federal income tax rates. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; our election to accept state-wide offers under the Federal Communications Commission Connect America Fund, Phase 2, and the impact of such election on our future receipt of federal universal service funds and capital expenditures; the impact of new, emerging or competing technologies; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes to our current dividend practice which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors; our ability to make rent payments under the master lease to CS&L, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions; unfavorable results of litigation or intellectual property infringement claims asserted against us; the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts; the effects of federal and state legislation, and rules and regulations governing the communications industry; continued loss of consumer households served and consumer high-speed Internet customers; the impact of equipment failure, natural disasters or terrorist acts; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2015, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.